UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): September 23, 2020
Harley-Davidson, Inc.
(Exact name of registrant as specified in its charter)

Wisconsin	1-9183	39-1382325
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
3700 West Juneau Avenue, Milwaukee, Wisconsin 53208
(Address of principal executive offices, including zip code)
(414) 342-4680
(Registrant’s telephone number, including area code)
Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of exchange on which registered
COMMON STOCK, $0.01 par value per share	HOG	New York Stock Exchange
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 2.05	Costs Associated with Exit or Disposal Activities

On September 24, 2020, the Company announced to employees additional restructuring actions related to the set of actions that it refers to as “The Rewire.” The Company previously disclosed restructuring actions associated with The Rewire that were approved through August 5, 2020. Between August 6, 2020 and September 23, 2020, the Company approved commitments to additional restructuring actions under The Rewire related to optimizing its global dealer network, exiting certain international markets, and discontinuing its sales and manufacturing operations in India. The India action will include an associated workforce reduction of approximately 70 employees.

As a result of the actions approved from August 6, 2020 through September 23, 2020, the Company expects to incur restructuring expenses of approximately $75 million in 2020, of which approximately 80% are expected to be cash expenditures, including one-time termination benefits of approximately $3 million, non-current asset adjustments of approximately $5 million, and contract termination and other costs of approximately $67 million. Full implementation of these Rewire actions may require the Company to commit additional funds for additional contract termination and other costs. Including previously disclosed restructuring charges, the Company expects total restructuring expenses associated with Rewire restructuring actions approved through September 23, 2020 of approximately $169 million in 2020. The Company expects to complete the restructuring activities approved through September 23, 2020 within the next 12 months. Announcements associated with additional actions under The Rewire are expected to occur, some of which will likely result in additional restructuring charges.

Cautionary Notes Regarding Forward-Looking Statements

The Company intends that certain matters discussed in this Current Report on Form 8-K are "forward-looking statements" intended to qualify for the safe harbor from liability established by the Private Securities Litigation Reform Act of 1995. These forward-looking statements can generally be identified as such because the context of the statements will include words such as the Company "believes," "anticipates," "expects," "plans," "may," "will," "estimates," "likely" or words of similar meaning. Similarly, statements that describe or refer to future expectations, future plans, strategies, objectives, outlooks, targets, guidance, commitments, or goals are also forward-looking statements. Such forward-looking statements are subject to certain risks and uncertainties that could cause actual results to differ materially, unfavorably or favorably, from those anticipated as of the date of this report. Certain of such risks and uncertainties are described below. Shareholders, potential investors, and other readers are urged to consider these factors in evaluating the forward-looking statements and are cautioned not to place undue reliance on such forward-looking statements. The forward-looking statements included in this press report are only made as of the date of this report, and the Company disclaims any obligation to publicly update such forward-looking statements to reflect subsequent events or circumstances. Important factors that could affect future results and cause those results to differ materially from those expressed in the forward-looking statements include, among others, uncertainties regarding the Company’s ability to effectively execute the Company’s restructuring activities within expected costs and timing.

Item 9.01

(d) Exhibits.

Exhibit
Number Description
104 Cover Page Interactive Data File - formatted in Inline XBRL and contained in Exhibit 101.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HARLEY-DAVIDSON, INC.

Date: September 24, 2020	/s/ Paul J. Krause
Paul J. Krause
Secretary